
                                                                          NSAR ITEM 77O

                                                             VKAC High Income Corporate Bond Fund
                                                                      10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                 PURCHASED FROM    AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                                 PURCHASED


         1                  AEP Industries Inc.                J.P. Morgan        4,000,000           2.000%           11/14/97
         2             Delco Remy International, Inc.        Salomon Brothers     2,000,000           1.538%           12/17/97
         3                 M.D.C. Holdings, Inc.             Salomon Brothers     1,750,000           1.000%           01/07/98
         4                      FLAG Limited                 Salomon Brothers     1,750,000           0.407%           01/23/98
         5           United International Holdings, Inc    Donaldson, Lufkin &    5,000,000           0.364%           01/30/98
                                                                 Jenrette
         6                DIVA Systems Corporation            Merrill Lynch       1,750,000           0.378%           02/11/98

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Other Firms participating in Underwriting:

UNDERWRITING FOR #1

J.P. Morgan Securities Inc.
Morgan Stanley & Co., Incorporated
Salomon Brothers Inc.

UNDERWRITING FOR #2

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.

UNDERWRITING FOR #3

Salomon Brothers Inc.
Morgan Stanley & Co., Incorporated
SBC Warburg Dillon Read Inc.

UNDERWRITING FOR #4

Salomon Brothers Inc.
Barclays Capital
Morgan Stanley & Co. Incorporated

UNDERWRITING FOR #5

Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley Dean Witter
TD Securities Inc.

UNDERWRITING FOR #6

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities Inc.
Morgan Stanley & Co., Incorporated